As filed with the Securities and Exchange Commission on August 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

H World Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 1299 Fenghua Road

Jiading District

Shanghai 201803

People’s Republic of China

+86 (21) 6195-2011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

H World Group Limited
2023 Share Incentive Plan (as Amended and Restated on June 27, 2024)

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jun Zou Chief Financial Officer H World Group Limited No. 1299 Fenghua Road Jiading District Shanghai 201803 The People’s Republic of China +86 (21) 6195-2011 zoujun002@hworld.com	Shuang Zhao, Esq. Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road Causeway Bay, Hong Kong +852 2532 3783

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plans covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F (File No. 001-34656) for the fiscal year ended December 31, 2023, filed with the Commission on April 23, 2024; and

(b)	The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-34656) filed with the Commission on March 11, 2010, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against conduct amounting to willful default, willful neglect, fraud or dishonesty, such as civil fraud or the consequences of committing a crime. The registrant’s articles of association provide for (1) indemnification of directors and officers for actions, costs, charges, losses, damages, and expenses incurred or sustained in their capacities as such and (2) waiver by each shareholder of any claim or right of action against any director on account of any action taken or omitted to be taken by such director, in each case except for any matter in respect of any fraud or dishonesty of such director.

Pursuant to the indemnification agreements between the registrant and its directors and officers (the form of which was included as Exhibit 10.4 of the registrant’s registration statement on Form F-1 (file no. 333-165247) that was filed with the SEC on March 5, 2010), the registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

ITEM 7. EXEPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (See Exhibit Index below)

ITEM 9. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

4.1	The Amended and Restated Memorandum of Association of the Registrant currently in effect, adopted by way of a special resolution passed on June 25, 2021 and with effect from June 29, 2021, and the Second Amended and Restated Articles of Association of the Registrant currently in effect, adopted by way of a special resolution passed on June 27, 2023. (Incorporated by reference to Exhibit 3.1 from our report on Form 6-K filed with the Securities and Exchange Commission on June 27, 2023.)

4.2	Registrant’s Specimen American Depositary Receipt. (Incorporated by reference to Form 424b3 (file no. 333-225171) filed with the Securities and Exchange Commission on July 11, 2022.)

4.3	Registrant’s Specimen Certificate for Ordinary Shares. (Incorporated by reference to Exhibit 4.1 from our Form F-3 (file no. 333-269169) filed with the Securities and Exchange Commission on January 10, 2023.)

4.4	Form of Deposit Agreement Among the Registrant, the Depositary and All Holders and Beneficial Owners of the American Depositary Shares. (Incorporated by reference to Exhibits 4.3 from the Amendment No. 1 to our Registration Statement on Form F-1 (file no. 333-165247) filed with the Securities and Exchange Commission on March 12, 2010.)

4.5	Form of Amendment No. 1 to Deposit Agreement among the Registrant, the Depositary and all Holders and Beneficial Owners of the American Depositary Shares issued thereunder. (Incorporated by reference to Exhibits (a)(i) from the post-effective amendment No. 1 to Form F-6 (file no. 333-225171) filed with the Securities and Exchange Commission on May 7, 2021.)

5.1*	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered

10.1	Amended and Restated 2023 Share Incentive Plan, adopted on June 27, 2024. (Incorporated by reference to Exhibit 99.2 from our report on Form 6-K filed with the Securities and Exchange Commission on June 27, 2024.)

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing fee table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on August 20, 2024.

H World Group Limited

By:	/s/ Qi Ji
Name:	Qi Ji
Title:	Executive Chairman of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jun Zou as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of August 2024.

Signatures	Title
/s/ Qi Ji
Qi Ji	Executive Chairman of the Board of Directors
/s/ Hui Jin
Hui Jin	Chief Executive Officer (Principal Executive Officer)
/s/ John Jiong Wu
John Jiong Wu	Independent Director
/s/ Tong Tong Zhao
Tong Tong Zhao	Independent Director
/s/ Jie Zheng
Jie Zheng	Executive Director
/s/ Jian Shang
Jian Shang	Independent Director
/s/ Theng Fong Hee
Theng Fong Hee	Independent Director
/s/ Lei Cao
Lei Cao	Independent Director
/s/ Jun Zou
Jun Zou	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of H World Group Limited has signed this registration statement or amendment thereto in New York, United States on August 20, 2024.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.